Exhibit 99.2

QUARTERLY EARNINGS

and

SUPPLEMENTAL DISCLOSURE

(unaudited)

Quarter Ended December 31, 2013

www.dividendcapitaldiversified.com

TABLE OF CONTENTS

COMPANY PROFILE	3

FINANCIAL HIGHLIGHTS	6

BALANCE SHEETS	7

STATEMENTS OF OPERATIONS	8

FUNDS FROM OPERATIONS	9

NET ASSET VALUE	11

FINANCE & CAPITAL	13

REAL PROPERTIES	16

RESULTS OF OPERATIONS	17

LEASING ACTIVITY	19

INVESTMENT ACTIVITY	21

DEFINITIONS	24

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included in this supplemental package that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: the continuing impact of high unemployment and the slow economic recovery, which is having and may continue to have a negative effect on the following, among other things, the fundamentals of our business, including overall market demand and occupancy, tenant space utilization, and rental rates; the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); our ability to effectively raise and deploy proceeds from our equity offerings; risks associated with the availability and terms of debt and equity financing and refinancing and the use of debt to fund acquisitions and developments, including the risk associated with interest rates impacting the cost and/or availability of financing and refinancing; the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts; changes in accounting principles, policies and guidelines applicable to real estate investment trusts; environmental, regulatory and/or safety requirements; and the availability and cost of comprehensive insurance, including coverage for terrorist acts and earthquakes. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this supplemental package, whether as a result of new information, future events, changed circumstances or any other reason. You should review the risk factors contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 7, 2014.

Please see the section titled “Definitions” at the end of this supplemental package for definitions of terms used in this supplemental package.

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COMPANY PROFILE

The Company

Dividend Capital Diversified Property Fund Inc. is a Maryland corporation formed on April 11, 2005 to invest in a diverse portfolio of real property and real estate related investments. As used herein, “the Company,” “we,” “our” and “us” refer to Dividend Capital Diversified Property Fund Inc. and its consolidated subsidiaries and partnerships except where the context otherwise requires. As of December 31, 2013, we held 82 real properties comprising approximately 15.3 million square feet located in 30 geographic markets, and 14 debt related investments. Our operating portfolio was approximately 93.6% leased as of December 31, 2013. Dividend Capital Diversified Property Fund, Inc. has paid quarterly dividends to its stockholders continuously since 2006. We reported a net loss as defined under principles of accounting generally accepted in the United States (“GAAP”) of approximately $1.4 million for the three months ended December 31, 2013. The following table presents information about the operating results and fair value of our real property and debt investment portfolios as of or for the three months ended December 31, 2013 (dollar and square footage amount in thousands).

Snapshot

	Real Properties (1)				Debt Related Investments, Net
As of or for the three months ended December 31, 2013	Total Real Properties	Office	Industrial	Retail
Number of buildings/debt investments	82	26	25	31	14
Square footage	15,250	5,132	7,046	3,072	N/A
Percentage leased at period end	93.6%	92.7%	94.2%	93.6%	N/A
Net operating income (“NOI”)(2)	$44,449	$24,731	$8,625	$11,093	$2,790
% of total NOI	94.1%	52.4%	18.3%	23.5%	5.9%
NOI - cash basis (3)	$42,845	$24,316	$8,075	$10,454	$2,790
Fair Value (4)	$2,525,375	$1,378,080	$430,770	$716,525	$123,935
% of total Fair Value	95.3%	52.0%	16.3%	27.0%	4.7%

(1)	“As of” information includes all real properties that we owned as of December 31, 2013, including a portfolio of 12 operating properties that we had classified as “held for sale” in our financial statements included within our 2013 Annual Report on Form 10-K. Operations information provided here and throughout this document is presented inclusive of amounts related to properties that have been disposed of or classified as held for sale and reclassified as discontinued operations as of December 31, 2013.
(2)	For a reconciliation of NOI to GAAP net income, see section titled “Results of Operations” beginning on page 17.
(3)	For a reconciliation of NOI – Cash Basis to NOI and to GAAP net income, see section titled “Results of Operations” beginning on page 17.
(4)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2013 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 24. For a description of key assumptions used in calculating the value of our real properties as of December 31, 2013, please refer to “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in Part II, Item 5 of our 2013 Annual Report on Form 10-K.

Page | 3

COMPANY PROFILE (continued)

As of December 31, 2013, our real property investments were geographically diversified across 30 markets throughout the United States. Our debt related investments are located in six additional markets resulting in a combined portfolio allocation across 36 markets. The following map shows the current allocations of our more significant real property investments across geographic markets within the continental United States by fair value (1) as of December 31, 2013:

In addition, we had real property investments, each accounting for 1% or less of the total fair value of our real property portfolio, in the following markets: Central Kentucky, Central Pennsylvania, Cincinnati, OH, Cleveland, OH, Columbus, OH, Denver, CO, Fayetteville, AR, Jacksonville, FL, Little Rock, AR, Louisville, KY, Pittsburgh, PA, and San Antonio, TX.

(1)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2013 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 24. For a description of key assumptions used in calculating the value of our real properties as of December 31, 2013, please refer to “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in Part II, Item 5 of our 2013 Annual Report on Form 10-K.

Page | 4

COMPANY PROFILE (continued)

Investor Information

Board of Directors			Management

Richard D. Kincaid		John A. Blumberg	Jeffrey L. Johnson	J. Michael Lynch
Chairman of the Board of Directors		Director	Chief Executive Officer	President

Charles B. Duke		Daniel J. Sullivan	M. Kirk Scott	Austin W. Lehr
Director		Director	Chief Financial Officer and Treasurer	Chief Operating Officer

John P. Woodberry			Joshua J. Widoff
Director			Executive Vice President, Secretary and General Counsel

Gregory M. Moran
Executive Vice President

Company Information
Corporate Headquarters	Ticker Symbols:		Investor Relations	Inquiries
518 17th Street, Suite 1700 Denver, Colorado, 80202 CIK	Class E Common Stock Class A Common Stock Class W Common Stock Class I Common Stock	ZDPFEX ZDPFAX ZDPFWX ZDPFIX	Dividend Capital Diversified Property Fund, Inc. 517 17th Street, 17th Floor Denver, CO 80202	For Real Estate inquiries, call 303.228.2200. For inquiries related to our equity capital offering, please contact our distributor,
0001327978			www.dividendcapitaldiversified.com	Dividend Capital Securities, at 866.DCG.REIT (324.7348).

Web Page for Daily NAV				dividend.capital@dividendcapital.com
www.dividendcapitaldiversified.com

Page | 5

FINANCIAL HIGHLIGHTS

Amounts in thousands, except per share information and percentages.

	As of or for the Three Months Ended					As of or For the Year Ended
Selected Operating Data - Continuing Operations (as adjusted) (1)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Total revenues	$60,288	$60,490	$66,615	$69,408	$69,883	$256,801	$277,786
Net (loss) income	(1,452)	45,331	18,457	(5,866)	(15,405)	56,470	(22,371)

Portfolio Statistics
Buildings	82	82	84	93	94	82	94
Square feet	15,250	15,077	15,464	19,025	19,086	15,250	19,086
Percentage leased at end of period	93.6%	95.9%	96.2%	93.8%	90.0%	93.6%	90.0%

Earnings Per Share
Net (loss) income per share	$(0.01)	$0.24	$0.10	$(0.03)	$(0.07)	$0.29	$(0.12)
Funds from Operations (“FFO”) per share (2)	$0.11	$0.12	$0.13	$0.12	$0.11	$0.48	$0.46
Company-defined FFO per share (2)	$0.12	$0.12	$0.13	$0.12	$0.12	$0.49	$0.49
Weighted average number of common shares outstanding - basic	177,548	178,201	178,176	178,792	179,605	178,196	181,982
Weighted average number of common shares outstanding - diluted	190,942	191,783	192,019	192,927	193,985	191,932	197,244

Net Asset Value (“NAV”) per share (3)
At the end of period	$6.93	$6.87	$6.83	$6.79	$6.70	$6.93	$6.70
High during period	$6.93	$6.89	$6.84	$6.79	$6.70	$6.93	$6.70
Low during period	$6.84	$6.83	$6.74	$6.71	$6.64	$6.71	$6.63
Weighted average distributions per share	$0.0874	$0.0875	$0.0875	$0.0875	$0.0875	$0.3498	$0.4625
Weighted average closing dividend yield - annualized	5.05%	5.10%	5.12%	5.15%	5.22%	5.05%	6.90%
Weighted average total return for the period	2.24%	1.72%	1.93%	2.60%	2.29%	8.75%	N/A

Consolidated Debt
Leverage (4)	50%	49%	50%	55%	55%	50%	55%
Secured borrowings	$1,023,472	$969,265	$1,004,982	$1,277,957	$1,319,452	$1,023,472	$1,319,452
Secured borrowings as % of total borrowings	77%	78%	76%	80%	81%	77%	81%
Unsecured borrowings	$300,000	$270,000	$325,000	$325,000	$300,000	$300,000	$300,000
Unsecured borrowings as % of total borrowings	23%	22%	24%	20%	19%	23%	19%
Fixed rate borrowings (5)	$1,214,892	$1,060,595	$1,096,222	$1,225,839	$1,239,111	$1,214,892	$1,239,111
Fixed rate borrowings as % of total borrowings	92%	86%	82%	76%	77%	92%	77%
Floating rate borrowings	$108,580	$178,670	$233,760	$377,118	$380,341	$108,580	$380,341
Floating rate borrowings as % of total borrowings	8%	14%	18%	24%	23%	8%	23%
Total borrowings	$1,323,472	$1,239,265	$1,329,982	$1,602,957	$1,619,452	$1,323,472	$1,619,452

(1)	Operating data in this table and throughout this documented are presented inclusive of amounts relating to real properties that have been disposed of or classified as held for sale at the end of the period and reclassified as discontinued operations in our GAAP financial statements. Certain asset and liability amounts in this table and throughout this document are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements.
(2)	For a reconciliation FFO and Company-Defined FFO to GAAP net income, see section titled “Funds from Operations” beginning on page 9.
(3)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2013 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 24. For a description of key assumptions used in calculating the value of our real properties as of December 31, 2013, please refer to “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in Part II, Item 5 of our 2013 Annual Report on Form 10-K.
(4)	Leverage presented represents our total borrowings, calculated on a GAAP basis, divided by the fair value of our real property and debt investments.
(5)	Fixed rate borrowings presented includes floating rate borrowings that are effectively fixed by a derivative instrument such as a swap through maturity or substantially through maturity.

Page | 6

BALANCE SHEETS

The following table presents our consolidated balance sheets, as adjusted, as of the end of each of the five quarters ended December 31, 2013. Certain asset and liability amounts in this table are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements (dollar amounts in thousands):

	As of
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
ASSETS
Investments in real property	$2,570,480	$2,463,767	$2,560,229	$2,817,022	$2,819,550
Accumulated depreciation and amortization	(502,847)	(481,521)	(489,184)	(513,522)	(482,782)

Total net investments in real property	2,067,633	1,982,246	2,071,045	2,303,500	2,336,768
Debt related investments, net	123,935	127,055	123,017	165,469	187,321

Total net investments	2,191,568	2,109,301	2,194,062	2,468,969	2,524,089
Cash and cash equivalents	24,778	40,003	31,609	36,793	36,872
Restricted cash	25,556	27,410	23,391	24,945	32,968
Other assets, net	63,507	62,603	62,532	67,837	65,325

Total Assets	$2,305,409	$2,239,317	$2,311,594	$2,598,544	$2,659,254

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes and other secured borrowings	$1,023,472	$969,265	$1,004,982	$1,277,957	$1,319,452
Unsecured borrowings	300,000	270,000	325,000	325,000	300,000
Intangible lease liabilities, net	77,549	77,833	79,722	86,229	88,331
Other liabilities	99,377	94,466	105,489	97,459	109,944

Total Liabilities	1,500,398	1,411,564	1,515,193	1,786,645	1,817,727
Equity:
Stockholders’ equity:
Common stock	1,760	1,767	1,755	1,772	1,781
Additional paid-in capital	1,582,886	1,588,760	1,583,945	1,605,226	1,610,996
Distributions in excess of earnings	(860,747)	(843,855)	(870,346)	(871,891)	(850,885)
Accumulated other comprehensive loss	(10,794)	(12,893)	(12,821)	(15,597)	(16,196)

Total stockholders’ equity	713,105	733,779	702,533	719,510	745,696
Noncontrolling interests	91,906	93,974	93,868	92,389	95,831

Total Equity	805,011	827,753	796,401	811,899	841,527

Total Liabilities and Equity	$2,305,409	$2,239,317	$2,311,594	$2,598,544	$2,659,254

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STATEMENTS OF OPERATIONS

The following table presents our condensed consolidated statements of operations, as adjusted, for each of the five quarters ended December 31, 2013. Operating data in this table are presented inclusive of amounts relating to real properties that have been disposed of or classified as held for sale at the end of the period and reclassified as discontinued operations in our GAAP financial statements (amounts in thousands, except per share data):

	Three Months Ended					Year Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
REVENUE:
Rental revenue	$57,498	$58,181	$64,000	$66,673	$67,136	$246,352	$268,377
Debt related income	2,790	2,309	2,615	2,735	2,747	10,449	9,409

Total Revenue	60,288	60,490	66,615	69,408	69,883	256,801	277,786

EXPENSES:
Rental expense	13,048	12,363	14,954	17,327	16,345	57,692	62,266
Real estate depreciation and amortization expense	25,093	24,285	28,290	30,523	31,846	108,191	129,116
General and administrative expenses	2,886	2,211	2,515	2,361	2,146	9,973	7,233
Advisory fees, related party	3,898	3,813	3,725	3,684	3,730	15,120	17,659
Acquisition-related expenses	337	—	—	—	2	337	325
Impairment of real estate property	2,600	—	—	—	5,700	2,600	5,700

Total Operating Expenses	47,862	42,672	49,484	53,895	59,769	193,913	222,299

Other Income (Expenses):
Interest and other income (expense)	111	(376)	207	(171)	511	(229)	324
Interest expense	(17,761)	(17,603)	(20,473)	(22,151)	(24,227)	(77,988)	(93,615)
Loss on extinguishment of debt and financing commitments	(1,808)	(4)	(425)	(270)	(1,766)	(2,507)	(5,675)
Gain (loss) on sale of real property	5,580	45,496	22,017	1,213	(37)	74,306	21,108

Net (Loss) Income	(1,452)	45,331	18,457	(5,866)	(15,405)	56,470	(22,371)
Net loss (income) attributable to noncontrolling interests	85	(3,257)	(1,329)	499	1,240	(4,002)	110

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,367)	$42,074	$17,128	$(5,367)	$(14,165)	$52,468	$(22,261)

NET (LOSS) INCOME PER BASIC AND DILUTED COMMON SHARE	$(0.02)	$0.24	$0.10	$(0.03)	$(0.07)	$0.29	$(0.12)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	177,548	178,201	178,176	178,792	179,605	178,196	181,982

Diluted	190,942	191,783	192,019	192,927	193,985	191,932	197,244

Weighted average distributions declared per common share	$0.0874	$0.0875	$0.0875	$0.0875	$0.0875	$0.3498	$0.4625

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FUNDS FROM OPERATIONS

The following tables present NAREIT-Defined Funds From Operations (“FFO”), Company-defined FFO, and certain other supplemental information for each of the five quarters ended December 31, 2013. Operating data in these tables are presented inclusive of amounts relating to real properties that have been disposed or classified as held for sale at the end of the period and reclassified as discontinued operations in our GAAP financial statements (amounts in thousands except for per share amounts and percentages):

	Three Months Ended					Year Ended December 31,
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	2013	2012
Reconciliation of net earnings to FFO:
Net (loss) income attributable to common stockholders	$(1,367)	$42,074	$17,128	$(5,367)	$(14,165)	$52,468	$(22,261)
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	25,093	24,285	28,290	30,523	31,846	108,191	129,116
(Gain) loss on disposition of real property	(5,580)	(45,496)	(22,017)	(1,213)	37	(74,306)	(21,108)
Impairment of real property	2,600	—	—	—	5,700	2,600	5,700
Noncontrolling interests’ share of net (loss) income	(85)	3,257	1,329	(499)	(1,240)	4,002	(110)
Noncontrolling interests’ share of FFO	(1,687)	(1,976)	(2,076)	(2,001)	(2,099)	(7,739)	(8,486)

FFO attributable to common shares-basic	18,974	22,144	22,654	21,443	20,079	85,216	82,851
FFO attributable to dilutive OP units	1,431	1,688	1,760	1,695	1,608	6,575	6,947

FFO attributable to common shares-diluted	$20,405	$23,832	$24,414	$23,138	$21,687	$91,791	$89,798

FFO per share-basic and diluted	$0.11	$0.12	$0.13	$0.12	$0.11	$0.48	$0.46

FFO payout ratio	82%	70%	69%	73%	78%	73%	102%

	Three Months Ended					Year Ended December 31,
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	2013	2012
Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$18,974	$22,144	$22,654	$21,443	$20,079	$85,216	$82,851
Add (deduct) our adjustments:
Acquisition-related expenses	337	—	—	—	2	337	325
Loss on extingushment of debt, financing commitments and derivatives	1,808	4	425	270	1,766	2,507	5,694
Noncontrolling interests’ share of FFO	1,687	1,976	2,076	2,001	2,099	7,739	8,486
Noncontrolling interests’ share of Company-Defined FFO	(1,837)	(1,976)	(2,106)	(2,020)	(2,230)	(7,940)	(8,954)

Company-Defined FFO attributable to common shares-basic	20,969	22,148	23,049	21,694	21,716	87,859	88,402
Company-Defined FFO attributable to dilutive OP units	1,582	1,688	1,791	1,715	1,739	6,776	7,414

Company-Defined FFO attributable to common shares-diluted	$22,551	$23,836	$24,840	$23,409	$23,455	$94,635	$95,816

Company-Defined FFO per share-basic and diluted	$0.12	$0.12	$0.13	$0.12	$0.12	$0.49	$0.49

Weighted average number of shares outstanding
Basic	177,548	178,201	178,176	178,792	179,605	178,196	181,982

Diluted	190,942	191,783	192,019	192,927	193,985	191,932	197,244

Page | 9

FUNDS FROM OPERATIONS (continued)

(Amounts in thousands):

	Three Months Ended					Year Ended December 31,
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	2013	2012
Other Supplemental Information
Capital Expenditures Summary
Recurring capital expenditures	6,980	4,416	4,752	5,024	6,658	21,172	15,293
Non-recurring capital improvements	1,177	964	1,320	598	973	4,059	3,473

Total Capital Expenditures	8,157	5,380	6,072	5,622	7,631	25,231	18,766
Certain non-cash adjustments
Straight-line rent increase to rental revenue	1,497	1,640	2,759	2,968	1,993	8,864	8,107
Amortization of above- and below-market rent increase (decrease) to rental revenue	21	(37)	84	176	142	244	1,517
Amortization of loan costs and hedges - increase to interest expense	1,202	1,233	1,390	1,428	1,486	5,253	5,894
Amortization of mark-to-market adjustments on borrowings - (increase) decrease to interest expense	(338)	(343)	(337)	(330)	(324)	(1,348)	(1,262)

Page | 10

NET ASSET VALUE

The following table sets forth the components of NAV for the Company as of the end of each of the five quarters ending December 31, 2013 (amounts in thousands except per share information), as determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2013 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 24. For a description of key assumptions used in calculating the value of our real properties as of December 31, 2013, please refer to “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in Part II, Item 5 of our 2013 Annual Report on Form 10-K. As used below, “Fund Interests” means our Class E shares, Class A shares, Class W shares, and Class I shares, along with the Class E OP Units held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests.

	As of
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Real properties:
Office	$1,378,080	$1,278,930	$1,392,025	$1,534,832	$1,538,325
Industrial	430,770	421,700	419,000	500,400	499,700
Retail	716,525	713,315	709,725	706,475	696,800

Total Real Properties	2,525,375	2,413,945	2,520,750	2,741,707	2,734,825
Debt related investments	123,935	127,055	123,017	165,469	187,321
Cash and other assets, net of other liabilities	3,904	21,132	(2,767)	14,636	6,447
Debt obligations	(1,325,286)	(1,240,881)	(1,331,401)	(1,604,181)	(1,620,482)
Outside investor’s interests	(16,004)	(15,751)	(15,497)	(18,657)	(18,740)

Aggregate Fund NAV	$1,311,924	$1,305,500	$1,294,102	$1,298,974	$1,289,371
Total Fund Interests outstanding	189,280	190,163	189,338	191,260	192,303
NAV per Fund Interest	$6.93	$6.87	$6.83	$6.79	$6.70

When the fair value of our real estate assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. In the determination of our NAV, the value of certain of our assets and liabilities are generally determined based on their carrying amounts under GAAP; however, those principles are generally based upon historic cost and therefore may not be determined in accordance with ASC Topic 820. Readers should refer to our audited financial statements for our net book value determined in accordance with GAAP from which one can derive our net book value per share by dividing our stockholders’ equity by shares of our common stock outstanding as of the date of measurement.

Our valuation procedures, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with GAAP, involve adjustments from historical cost. There are certain factors which cause NAV to be different from net book value on a GAAP basis. Most significantly, the valuation of our real estate assets, which is the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a daily basis. For GAAP purposes, these assets are generally recorded at depreciated or amortized cost. Other examples that will cause our NAV to differ from our GAAP net book value include the straight-lining of rent, which results in a receivable for GAAP purposes that is not included in the determination of our NAV, and, for purposes of determining our NAV, the assumption of a value of zero in certain instances where the balance of a loan exceeds the value of the underlying real estate properties, where GAAP net book value would reflect a negative equity value for such real estate properties, even if such loans are non-recourse. Third party appraisers may value our individual real estate assets using appraisal standards that deviate from market value standards under GAAP. The use of such appraisal standards may cause our NAV to deviate from GAAP fair value principles. We did not develop our valuation procedures with the intention of complying with fair value concepts under GAAP and, therefore, there could be differences between our fair values and the fair values derived from the principal market or most advantageous market concepts of establishing fair value under GAAP.

Page | 11

NET ASSET VALUE (continued)

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to redeem shares under our share redemption programs and our ability to suspend or terminate our share redemption programs at any time. Our NAV does not consider exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Please note that our NAV is not a representation, warranty or guarantee that: (1) we would fully realize our NAV upon a sale of our assets; (2) shares of our common stock would trade at our per share NAV on a national securities exchange; or (3) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The following table sets forth the quarterly changes to the components of NAV for the company, for each of the most recent four quarters and the twelve month period ended December 31, 2013 (amounts in thousands, except per share information):

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Previous Four Quarters
NAV as of beginning of period	$1,289,371	$1,298,973	$1,294,102	$1,305,500	$1,289,371
Fund level changes to NAV
Realized/unrealized gains (losses) on net assets	14,356	6,849	4,146	9,615	34,966
Income accrual	22,963	22,067	22,310	23,564	90,904
Net dividend accrual	(16,882)	(16,796)	(16,771)	(16,697)	(67,146)
Advisory fee	(3,682)	(3,724)	(3,813)	(3,806)	(15,025)
Performance based fee	(1)	(4)	(35)	(52)	(92)
Class specific changes to NAV
Dealer Manager fee	—	(1)	(6)	(9)	(16)
Distribution fee	—	—	—	(1)	(1)

NAV as of end of period before share sale/redemption activity	$1,306,125	$1,307,364	$1,299,933	$1,318,114	$1,332,961
Share sale/redemption activity
Shares sold	6,300	16,036	22,450	8,782	53,568
Shares redeemed	(13,452)	(29,298)	(16,883)	(14,972)	(74,605)

NAV as of end of period	$1,298,973	$1,294,102	$1,305,500	$1,311,924	$1,311,924

Shares outstanding beginning of period	192,303	191,261	189,338	190,163	192,303
Shares sold	938	2,365	3,284	1,278	7,865
Shares redeemed	(1,980)	(4,288)	(2,459)	(2,161)	(10,888)

Shares outstanding end of period	191,261	189,338	190,163	189,280	189,280
NAV per share as of beginning of period	$6.70	$6.79	$6.83	$6.87	$6.70
Change in NAV per share	0.09	0.04	0.04	0.06	0.23

NAV per share as of end of period	$6.79	$6.83	$6.87	$6.93	$6.93

Page | 12

FINANCE & CAPITAL

Capital Structure

The following table describes certain information about our capital structure. Amounts reported as financing capital are presented on a GAAP basis. Amounts reported as equity capital are presented based on the NAV as of December 31, 2013. Certain liability amounts in the tables in this section are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements. In the following table, financing is presented on a GAAP basis while equity is presented on a fair value(1) basis (shares and dollar amounts other than price per share / unit in thousands).

FINANCING:	As of December 31, 2013
Mortgage notes and other secured borrowings	$1,023,472
Unsecured borrowings	300,000
Financing obligations	18,043

Total Financing	1,341,515

EQUITY:	Shares / Units	Price per Share /Unit (1)	Value
Common Stock:
Class A	217	$6.93	$1,502
Class E	171,254	6.93	1,186,994
Class I	4,327	6.93	29,992
Class W	209	6.93	1,448
Class E OP Units	13,272	6.93	91,988

Total/Weighted Average	189,279	6.93	$1,311,924

			$2,653,439

(1)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2013 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 24. For a description of key assumptions used in calculating the value of our real properties as of December 31, 2013, please refer to “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in Part II, Item 5 of our 2013 Annual Report on Form 10-K.

Borrowings Summary

	Weighted Average Stated Interest Rate as of December 31, 2013	Outstanding Balance as of December 31, 2013	Gross Investment Amount Securing Borrowings as of December 31, 2013 (1)
Fixed rate mortgages	5.8%	$969,622	$1,898,946
Floating rate mortgages	3.9%	8,580	15,571

Total mortgage notes	5.8%	978,202	1,914,517
Repurchase facilities (2)	2.8%	45,270	65,726

Total secured borrowings	5.6%	1,023,472	1,980,243

Line of credit	1.9%	30,000	N/A
Term loan (2)	2.2%	270,000	N/A

Total unsecured borrowings	2.2%	300,000	N/A

Total borrowings	4.9%	$1,323,472	$1,980,243

(1)	“Gross Investment Amount” as used here and throughout this document represents the allocated gross basis of real property, calculated in accordance with GAAP, inclusive of the effect of gross intangible lease liabilities totaling approximately $113.5 million and before accumulated depreciation and amortization of approximately $502.8 million as of December 31, 2013.
(2)	100% of our repurchase facility (“Repo”) borrowings and $200.0 million of our term loan borrowings are effectively fixed by the use of a fixed-for-floating rate swap instrument as of December 31, 2013. The stated interest rates disclosed above include the impact of these swaps.

Page | 13

FINANCE & CAPITAL (continued)

Detailed Borrowings Analysis

(Dollar amounts in thousands).

	As of December 31, 2013
Borrowings	Principal Balance	Secured / Unsecured	Maturity Date	Extension Options	% of Total Borrowings	Fixed or Floating Interest Rate	Current Interest Rate
40 Boulevard	$8,580	Secured	1/24/2014	None	0.6%	Floating	3.9%
Repurchase Facility	45,270	Secured	5/30/2014	3-1Year	3.4%	Floating(1)	2.8%
Greater DC Retail Center	38,926	Secured	7/1/2014	1-1Year	2.9%	Fixed	4.8%
DCT JV II—Phase I (4 prop)	39,725	Secured	8/10/2014	None	3.0%	Fixed	6.2%

Total 2014	132,501				10.0%		4.5%
DCT JV I	30,936	Secured	7/1/2015	None	2.3%	Fixed	5.9%
Orleans & Whitman	21,529	Secured	7/1/2015	None	1.6%	Fixed	6.0%
Campus Road Office Center	34,227	Secured	7/10/2015	None	2.6%	Fixed	4.8%
Preston Sherry Plaza	22,807	Secured	9/1/2015	None	1.7%	Fixed	5.9%
Mansfield	8,600	Secured	10/1/2015	None	0.7%	Fixed	6.0%

Total 2015	118,099				8.9%		5.6%
Westport Drive	9,767	Secured	1/1/2016	None	0.7%	Fixed	6.6%
Abington	4,817	Secured	1/1/2016	None	0.4%	Fixed	6.8%
Hyannis	4,770	Secured	1/1/2016	None	0.4%	Fixed	6.8%
Austin-Mueller Health Center (Seton)	19,786	Secured	1/1/2016	None	1.5%	Fixed	7.5%
Line of Credit	30,000	Unsecured	1/31/2016	None	2.3%	Floating	1.9%
DeGuigne	7,498	Secured	2/1/2016	None	0.6%	Fixed	7.8%
Washington Commons	21,300	Secured	2/1/2016	None	1.6%	Fixed	5.9%
1300 Connecticut	34,609	Secured	4/10/2016	None	2.6%	Fixed	7.3%
1300 Connecticut B Note	11,812	Secured	4/10/2016	None	0.9%	Fixed	5.5%
Riverport Industrial Portfolio	8,298	Secured	4/1/2016	None	0.6%	Fixed	7.4%
655 Montgomery	57,827	Secured	6/11/2016	None	4.4%	Fixed	6.0%
Jay Street	23,500	Secured	7/11/2016	None	1.8%	Fixed	6.1%
Bala Pointe	24,000	Secured	9/1/2016	None	1.8%	Fixed	5.9%
Lundy Avenue	14,250	Secured	11/8/2016	None	1.1%	Fixed	5.6%
Harborside	114,424	Secured	12/10/2016	2-1Year	8.7%	Fixed	5.5%

Total 2016	386,658				29.2%		5.8%
Shiloh Road	22,700	Secured	1/8/2017	None	1.7%	Fixed	5.6%
Bandera Road	21,500	Secured	2/8/2017	None	1.6%	Fixed	5.5%
Shackelford	13,650	Secured	5/1/2017	None	1.0%	Fixed	5.8%
Eastern Retail Portfolio	110,000	Secured	6/11/2017	None	8.3%	Fixed	5.5%
Wareham	24,400	Secured	8/8/2017	None	1.8%	Fixed	6.1%
Kingston	10,574	Secured	11/1/2017	None	0.8%	Fixed	6.3%
Sandwich	15,825	Secured	11/1/2017	None	1.2%	Fixed	6.3%

Total 2017	218,649				16.5%		5.7%
Term Loan	270,000	Unsecured	1/31/2018	None	20.4%	Floating(1)	2.2%
NOIP Fixed	176,176	Secured	7/1/2020	None	13.3%	Fixed	5.5%
Norwell	6,061	Secured	10/1/2022	None	0.5%	Fixed	6.8%
Harwich	5,896	Secured	9/1/2028	None	0.4%	Fixed	5.2%
New Bedford	8,237	Secured	12/1/2029	None	0.6%	Fixed	5.9%

Total 2018—2029	466,370				35.3%		3.6%

Total borrowings	1,322,277				100.0%		4.9%
Less: mark-to-market adjustment on assumed debt	2,696
Less: GAAP principal amortization on restructured debt	(1,501)

Total Borrowings (GAAP basis)	$1,323,472

(1)	100% of our repurchase facility (“Repo”) borrowings and $200.0 million of our term loan borrowings are effectively fixed by the use of a fixed-for-floating rate swap instrument as of December 31, 2013. The stated interest rates disclosed above include the impact of these swaps.

Page | 14

FINANCE & CAPITAL (continued)

Covenants

Company-Level Covenants:	Covenant	Actual as of December 31, 2013
Leverage	< 60%	49.8%
Fixed Charge Coverage	> 1.50	1.96
Secured Indebtedness	< 55%	38.0%

Unencumbered Pool Covenants:
Unencumbered Debt Yield	> 11%	16.2%
Leverage	< 60%	46.2%

Quarterly Equity Activity

In the table below, “Shares” means shares of any class of our common stock and “Units” means units of any class in our operating partnership, Dividend Capital Total Realty Operating Partnership LP (shares and total dollar amounts in thousands):

	Shares / Units Sold			Shares / Units Redeemed
For the Three Months Ended:	Shares / Units Sold	Average Price (1)	Total Gross Proceeds of Shares / Units Sold (2)	Shares / Units Redeemed	Average Price (1)	Total Cost of Shares / Units Redeemed (2)	Net Proceeds of Shares / Units Sold / (Redeemed)
December 31, 2013	1,278	$6.87	$8,781	(2,161)	$6.93	$(14,972)	$(6,191)
September 30, 2013	3,284	6.84	22,453	(2,460)	6.87	(16,886)	5,567
June 30, 2013	2,365	6.78	16,035	(4,288)	6.83	(29,298)	(13,263)
March 31, 2013	938	6.72	6,300	(1,981)	6.79	(13,452)	(7,152)

	7,865	$6.81	$53,569	(10,890)	$6.85	$(74,608)	$(21,039)

(1)	Average price is the average actual price paid or received for each transaction, based on NAV per share pursuant to our Valuation Procedures, net of up-front selling commissions.
(2)	Does not reflect costs of raising capital (except for selling commissions), and redemption costs. Costs of raising capital include (i) the primary dealer fee (ii) dealer manager and distribution fees, and (iii) organization and offering expenses, such as legal, accounting, printing, mailing and filing fees and expenses, etc.

Page | 15

REAL PROPERTIES

The following table describes our operating property portfolio as of December 31, 2013, inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements (dollar and square feet amounts in thousands):

Market	Number of Properties	Gross Investment Amount	Net Rentable Square Feet	Secured Indebtedness (2)	% of Gross Investment Amount	% of Total Net Rentable Square Feet	% Leased (1)
Office Properties:
Washington, DC	3	$283,085	878	$60,404	11.1%	5.7%	99.5%
Northern New Jersey	2	249,595	807	130,768	9.7%	5.3%	100.0%
East Bay, CA	2	151,337	465	—	5.9%	3.0%	87.1%
Dallas, TX	3	116,917	618	46,677	4.5%	4.1%	90.6%
San Francisco, CA	1	116,313	269	57,827	4.5%	1.8%	84.8%
Los Angeles, CA	3	76,897	450	31,619	3.0%	3.0%	75.3%
Silicon Valley, CA	2	60,635	196	30,998	2.4%	1.3%	84.4%
Princeton, NJ	1	51,163	167	34,227	2.0%	1.1%	100.0%
Miami, FL	1	48,232	240	19,372	1.9%	1.6%	100.0%
Chicago, IL	2	45,846	303	29,880	1.8%	2.0%	79.3%
Austin, TX	1	44,978	156	19,786	1.7%	1.0%	100.0%
Philadelphia, PA	1	41,049	173	24,000	1.6%	1.1%	94.8%
Minneapolis/St Paul, MN	1	29,441	107	—	1.1%	0.7%	100.0%
Little Rock, AR	1	22,015	102	13,650	0.9%	0.7%	100.0%
Denver, CO	1	17,887	138	—	0.7%	0.9%	100.0%
Fayetteville, AR	1	11,695	63	—	0.5%	0.4%	100.0%

Total Office: 26 properties, 16 markets with average annual rent of $25.22 per sq. ft.	26	1,367,085	5,132	499,208	53.3%	33.7%	92.7%
Industrial Properties:
Dallas, TX	4	82,764	1,204	49,263	3.2%	7.8%	76.3%
Los Angeles, CA	1	78,160	107	16,923	3.0%	0.7%	100.0%
Houston, TX	1	41,338	465	18,537	1.6%	3.0%	100.0%
Minneapolis/St Paul, MN	3	36,394	472	15,259	1.4%	3.1%	100.0%
Central Pennsylvania	1	29,464	502	9,767	1.1%	3.3%	100.0%
Louisville, KY	4	26,114	736	8,298	1.0%	4.8%	100.0%
Central Kentucky	1	25,820	727	11,579	1.0%	4.8%	100.0%
Cleveland, OH	1	23,805	230	8,684	0.9%	1.5%	100.0%
Atlanta, GA	1	23,272	491	—	0.9%	3.2%	100.0%
Indianapolis, IN	1	22,994	475	12,000	0.9%	3.1%	96.2%
Columbus, OH	2	21,667	451	11,651	0.8%	3.0%	100.0%
Cincinnati, OH	2	20,682	349	8,751	0.8%	2.3%	100.0%
Chicago, IL	1	20,660	575	8,907	0.8%	3.8%	100.0%
Silicon Valley, CA	1	18,989	177	14,250	0.7%	1.2%	41.3%
Denver, CO	1	6,232	85	2,794	0.2%	0.6%	100.0%

Total Industrial: 25 properties, 15 markets with average annual rent of $4.73 per sq. ft.	25	478,355	7,046	196,663	18.3%	46.2%	94.2%
Retail Properties:
Boston	25	437,048	1,934	110,710	17.1%	12.6%	92.9%
Philadelphia, PA	1	104,157	426	67,800	4.1%	2.8%	100.0%
Washington, DC	1	62,624	233	38,926	2.4%	1.5%	100.0%
Raleigh, NC	1	45,184	142	26,200	1.8%	0.9%	100.0%
San Antonio, TX	1	32,060	161	21,500	1.2%	1.1%	89.6%
Pittsburgh, PA	1	24,468	103	16,000	1.0%	0.7%	91.3%
Jacksonville, FL	1	19,499	73	—	0.8%	0.5%	54.4%

Total Retail: 31 properties, seven markets with average annual rent of $15.62 per sq. ft.	31	725,040	3,072	281,136	28.4%	20.1%	93.6%

Grand Total/Weighted Average	82	$2,570,480	15,250	$977,007	100.0%	100.0%	93.6%

(1)	Based on executed leases as of December 31, 2013.
(2)	Secured indebtedness represents the principal balance outstanding and does not include our mark-to-market adjustment on debt or GAAP principal amortization on our troubled debt restructuring.

Page | 16

RESULTS OF OPERATIONS

The following tables present revenue and net operating income (“NOI”) of our four operating segments, as adjusted, for each of the five quarters ending December 31, 2013, and the years ended December 31, 2013 and 2012. Our same store portfolio includes all operating properties owned for the entirety of all periods presented, and includes 81 properties acquired prior to January 1, 2012, and owned through December 31, 2013, comprising approximately 15.0 million square feet. We include properties classified as held for sale that we disposed of subsequent to December 31, 2013 in our same store portfolio (amounts in thousands):

	Three Months Ended					Year Ended
Revenue:	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Same store real property:
Office	$30,981	$31,224	$30,106	$29,950	$31,101	$122,261	$122,263
Industrial	10,239	10,533	10,683	10,508	9,922	41,963	41,462
Retail	14,600	14,377	14,338	14,067	14,296	57,382	57,937

Total same store real property revenue	55,820	56,134	55,127	54,525	55,319	221,606	221,662
2012/2013 Acquistions/Dispositions	1,678	2,047	8,873	12,148	11,817	24,746	46,715
Debt related investments	2,790	2,309	2,615	2,735	2,747	10,449	9,409

Total	$60,288	$60,490	$66,615	$69,408	$69,883	$256,801	$277,786

	Three Months Ended					Year Ended
NOI:	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Same store real property:
Office	$23,858	$24,129	$23,648	$23,127	$24,350	$94,762	$95,625
Industrial	8,592	8,822	9,132	8,963	8,570	35,509	35,546
Retail	11,093	11,264	11,305	10,483	11,026	44,145	45,974

Total same store real property NOI	43,543	44,215	44,085	42,573	43,946	174,416	177,145
2012/2013 Acquistions/Dispositions	907	1,603	4,961	6,773	6,845	14,244	28,966
Debt related investments	2,790	2,309	2,615	2,735	2,747	10,449	9,409

Total	$47,240	$48,127	$51,661	$52,081	$53,538	$199,109	$215,520

	Three Months Ended					Year Ended
NOI - cash basis:	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Same store real property:
Office	$23,691	$24,109	$23,236	$22,719	$24,267	$93,755	$94,491
Industrial	8,042	8,501	8,294	8,158	7,943	32,995	32,694
Retail	10,454	10,526	10,770	9,775	10,432	41,525	43,001

Total same store real property NOI - cash basis	42,187	43,136	42,300	40,652	42,642	168,275	170,186
2012/2013 Acquistions/Dispositions	659	999	3,861	5,561	5,924	11,080	25,938
Debt related investments	2,790	2,309	2,615	2,735	2,747	10,449	9,409

Total	$45,636	$46,444	$48,776	$48,948	$51,313	$189,804	$205,533

Page | 17

RESULTS OF OPERATIONS (continued)

The following tables present a reconciliation of NOI – Cash Basis and NOI of our four operating segments, as adjusted, to GAAP net income attributable to common stockholders for each of the five quarters ending December 31, 2013, and the years ended December 31, 2013 and 2012 (amounts in thousands):

	Three Months Ended					Year Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
NOI - cash basis	45,636	46,444	48,776	48,948	51,313	189,804	205,533
Straight line rent	$1,497	$1,640	$2,759	$2,968	$1,993	8,864	$8,107
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	107	43	126	165	232	441	1,880

NOI	$47,240	$48,127	$51,661	$52,081	$53,538	$199,109	$215,520
Real estate depreciation and amortization expense	(25,093)	(24,285)	(28,290)	(30,523)	(31,846)	(108,191)	(129,116)
General and administrative expenses	(2,886)	(2,211)	(2,515)	(2,361)	(2,146)	(9,973)	(7,233)
Advisory fees, related party	(3,898)	(3,813)	(3,725)	(3,684)	(3,730)	(15,120)	(17,659)
Acquisition-related expenses	(337)	—	—	—	(2)	(337)	(325)
Impairment of real estate property	(2,600)	—	—	—	(5,700)	(2,600)	(5,700)
Interest and other income	111	(376)	207	(171)	511	(229)	324
Interest expense	(17,761)	(17,603)	(20,473)	(22,151)	(24,227)	(77,988)	(93,615)
Loss on extinguishment of debt and financing commitments	(1,808)	(4)	(425)	(270)	(1,766)	(2,507)	(5,675)
Gain on sale of real property	5,580	45,496	22,017	1,213	(37)	74,306	21,108
Net (income) loss attributable to noncontrolling interests	85	(3,257)	(1,329)	499	1,240	(4,002)	110

Net (loss) income attributable to common stockholders	$(1,367)	$42,074	$17,128	$(5,367)	$(14,165)	$52,468	$(22,261)

Page | 18

LEASING ACTIVITY

The following chart highlights our operating portfolio percentage leased at the end of each of the four quarters ended December 31, 2013, by segment and in total:

The following table presents our lease expirations, by segment and in total, as of December 31, 2013 (dollar and square feet in thousands):

	Total				Office			Industrial			Retail
Year	Number of Leases Expiring	Annualized Base Rent	% of Total Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet
2014(1)	118	12,899	6.6%	1,878	53	3,852	244	14	5,003	1,335	51	4,044	299
2015	97	16,969	8.6%	1,784	41	7,107	379	7	3,379	969	49	6,483	436
2016	64	23,582	11.9%	1,514	31	17,153	656	5	2,842	643	28	3,587	215
2017(2)	52	53,054	26.9%	2,646	25	42,715	1,130	6	7,134	1,277	21	3,205	239
2018	72	11,934	6.0%	1,367	44	6,437	264	7	3,935	1,016	21	1,562	87
2019	55	24,246	12.3%	1,252	36	19,156	874	1	984	151	18	4,106	227
2020	30	8,370	4.2%	471	15	2,558	153	1	197	42	14	5,615	276
2021	14	12,440	6.3%	1,005	7	7,934	402	3	2,686	524	4	1,820	79
2022	11	5,983	3.0%	431	3	1,670	120	—	—	—	8	4,313	311
2023	19	16,042	8.1%	801	10	11,880	518	—	—	—	9	4,162	283
Thereafter	20	11,994	6.1%	1,121	1	502	15	2	5,241	682	17	6,251	424

Total	552	$197,513	100.0%	14,270	266	$120,964	4,755	46	$31,401	6,639	240	$45,148	2,876

(1)	Includes leases that are on a month-to-month basis.
(2)	Includes approximately $22.8 million annualized base rent and 594,000 square feet attributable to a lease with Charles Schwab & Co., Inc. (“Charles Schwab”) at one of our office properties located in New Jersey which expires in September 2017. Charles Schwab has subleased all of this area to various other sub-tenants. Approximately $7.9 million and 219,000 square feet are subject to lease agreements which expire subsequent to December 31, 2017. The leases with subtenants will become our direct tenants upon expiration of our lease with Charles Schwab.

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LEASING ACTIVITY (continued)

The following table presents our top 10 tenants by annualized base rent and their related industry sector (dollar and square feet amounts in thousands):

Tenant	Locations	Industry Sector	Annualized Base Rent (1)	% of Total Annualized Base Rent	Square Feet	% of Occupied Square Feet
Charles Schwab & Co, Inc	1	Securities, Commodities, Fin. Inv./Rel. Activites	$22,761	11.5%	594	4.2%
Northrop Grumman	2	Professional, Scientific and Technical Services	17,532	8.9%	699	4.9%
Sybase	1	Publishing Information (except Internet)	17,283	8.8%	405	2.8%
Stop & Shop	15	Food and Beverage Stores	13,828	7.0%	872	6.1%
CEVA Freight/Logistics	3	Truck Transportation	5,198	2.6%	790	5.5%
Novo Nordisk	1	Chemical Manufacturing	4,353	2.2%	167	1.2%
Seton Health Care	1	Hospitals	4,339	2.2%	156	1.1%
Crawford and Company	1	Insurance Carriers and Related Activities	3,894	2.0%	240	1.7%
Nokia Siemens Networks US LLC	1	Telecommunications	3,821	1.9%	294	2.1%
Equinix Operating Co Inc	1	Information	3,584	1.8%	107	0.7%

Total	27		$96,593	48.9%	4,324	30.3%

The following table presents our top 10 tenant industries by annualized base rent (dollars and square feet amounts in thousands):

	Industry Sector	Number of Leases	Annualized Base Rent (1)	% of Annualized Base Rent	Occupied Square Feet	% of Occupied Square Feet
1	Professional, Scientific and Technical Services	68	$27,534	13.9%	1,292	9.1%
2	Securities, Commodities, Fin. Inv./Rel. Activites	22	25,349	12.8%	683	4.8%
3	Food and Beverage Stores	34	22,440	11.4%	1,499	10.5%
4	Publishing Information (except Internet)	3	17,479	8.8%	410	2.9%
5	Computer and Electronic Product Manufacturing	10	6,801	3.4%	609	4.3%
6	Administrative and Support Services	23	6,468	3.3%	332	2.3%
7	Insurance Carriers and Related Activities	12	5,977	3.0%	449	3.1%
8	Truck Transportation	5	5,874	3.0%	973	6.8%
9	Miscellaneous Store Retailers	18	5,722	2.9%	955	6.7%
10	Chemical Manufacturing	6	5,545	2.8%	503	3.5%
	All Others (2)	351	68,324	34.7%	6,565	46.0%

	Total	552	$197,513	100.0%	14,270	100.0%

(1)	Annualized base rent represents the annualized monthly base rent of executed leases as of December 31, 2013.
(2)	Other industry sectors include 49 additional sectors.

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INVESTMENT ACTIVITY

Dollar and square footage amounts in thousands.

		Square Feet
Buildings and Square Feet Activity	Number of Buildings	Total	Office	Industrial	Retail
(square feet in thousands)
Properties owned as of
December 31, 2012 (2)	94	19,086	7,053	8,965	3,068
Dispositions	(1)	(62)	(62)	—	—
Building remeasurement and other (1)	—	1	2	—	(1)

March 31, 2013	93	19,025	6,993	8,965	3,067
Dispositions	(9)	(3,561)	(1,642)	(1,919)	—

June 30, 2013	84	15,464	5,351	7,046	3,067
Dispositions	(2)	(390)	(390)	—	—
Building remeasurement and other (1)	—	3	—	1	2

September 30, 2013	82	15,077	4,961	7,047	3,069
Acquisitions	1	269	269	—	—
Dispositions	(1)	(100)	(100)	—	—
Building remeasurement and other (1)	—	4	2	(1)	3

December 31, 2013	82	15,250	5,132	7,046	3,072

(1)	During Q3 2013 we reclassified four properties from our office segment to our industrial segment. For purposes of this table, we have retrospectively presented this reclassification as of December 31, 2012.
(2)	Building remeasurements reflect changes in gross leasable area due to renovations or expansions of existing properties.

Acquisitions

Property	Location	Acquisition Date	Number of Buildings	Purchase Price	Square Feet
During the fourth quarter of 2013
655 Montgomery (1)	San Francisco, CA	11/7/2013	1	109,710	269

Total for the year ended December 31, 2013			1	$109,710	269

(1)	Related to this acquisition, we assumed a mortgage note with an outstanding principal balance of $57.9 million and an estimated fair value of $61.7 million as of the acquisition date.

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INVESTMENT ACTIVITY (continued)

Property dispositions	Location	Disposition Date	Number of Buildings	Sales Price	Square Feet
(dollar and square footage amounts in thousands)
During the first quarter of 2013
Waterview Parkway	Dallas, TX	1/13/2013	1	$8,500	62

Total for the first quarter of 2013			1	8,500	62

During the second quarter of 2013
Column Loan Portfolio	Various (1)	5/10/2013	7	85,935	1,918
Comerica Bank Tower (2)	Dallas, TX	5/31/2013	1	122,231	1,509
Crown Colony Drive	New England	6/6/2013	1	25,500	132

Total for the second quarter of 2013			9	233,666	3,559

During the third quarter of 2013
Inverness Drive West	Denver, CO	7/31/2013	1	71,000	257
Millennium Drive	Denver, CO	9/13/2013	1	58,100	133

Total for the third quarter of 2013			2	129,100	390

During the fourth quarter of 2013
North Fairway Drive	Chicago, IL	10/15/2013	1	18,000	100

Total for the fourth quarter of 2013			1	18,000	100

Total for the twelve months ended December 31, 2013			13	$389,266	4,111

Subsequent to the fourth quarter of 2013
Industrial Portfolio	Various (3)	1/22/2014	12	$175,000	3,387

(1)	The Column Loan Portfolio comprised seven industrial buildings located in the Atlanta, GA, Central Pennsylvania, Charlotte, NC, Chicago, IL, Philadelphia, PA, and Sacramento, CA markets.
(2)	Sales price for the Comerica Bank Tower property represents our carrying value of the mortgage note on the property. Due to the contractual balance of the mortgage note, we did not receive any proceeds from the sale of Comerica Bank Tower.
(3)	The Industrial Portfolio comprised 12 industrial buildings located in the Atlanta, GA, Cincinnati, OH, Central Pennsylvania, Columbus, OH, Dallas, TX, Indianapolis, IN, and Minneapolis, MN markets.

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INVESTMENT ACTIVITY (continued)

The following tables present our recurring capital expenditures by category (amounts in thousands).

	For the Three Months Ended:					For the Year Ended:
Recurring Capital Expenditures:	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
(in thousands)
Land and building improvements	$1,140	$2,385	$894	$409	$1,645	$4,828	$4,755
Tenant improvements	3,828	1,215	1,032	1,732	2,048	7,807	2,375
Leasing costs	2,012	816	2,826	2,883	2,965	8,537	8,163

Total recurring capital expenditures	$6,980	$4,416	$4,752	$5,024	$6,658	$21,172	$15,293

	For the Three Months Ended:					For the Year Ended:
Non-recurring Capital Expenditures:	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
(in thousands)
Land and building improvements	$201	$418	$564	$371	$417	$1,554	$1,371
Tenant improvements	872	145	609	77	252	1,703	1,299
Leasing costs	104	401	147	150	304	802	803

Total non-recurring capital expenditures	$1,177	$964	$1,320	$598	$973	$4,059	$3,473

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DEFINITIONS

This section contains an explanation of certain non-GAAP financial measures we provide in other sections of this document, as well as the reasons why management believes these measures provide useful information to investors about the Company’s financial condition or results of operations. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time.

2013 Annual report on Form 10-K

We refer to our Annual Report on Form 10-K for the period ended December 31, 2013, filed with the Securities and Exchange Commission on March 7, 2014, as our “2013 Annual Report on Form 10-K.”

Annualized Base Rent

Annualized base rent represents the annualized monthly base rent of leases executed as of December 31, 2013.

Fair value as determined by our NAV Valuation Procedures

When the fair value of our real estate assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. In the determination of our NAV, the value of certain of our assets and liabilities are generally determined based on their carrying amounts under GAAP; however, those principles are generally based upon historic cost and therefore may not be determined in accordance with ASC Topic 820. Readers should refer to our audited financial statements for our net book value determined in accordance with GAAP from which one can derive our net book value per share by dividing our stockholders’ equity by shares of our common stock outstanding as of the date of measurement.

Our valuation procedures, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with GAAP, involve adjustments from historical cost. There are certain factors which cause NAV to be different from net book value on a GAAP basis. Most significantly, the valuation of our real estate assets, which is the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a daily basis. For GAAP purposes, these assets are generally recorded at depreciated or amortized cost. Other examples that will cause our NAV to differ from our GAAP net book value include the straight-lining of rent, which results in a receivable for GAAP purposes that is not included in the determination of our NAV, and, for purposes of determining our NAV, the assumption of a value of zero in certain instances where the balance of a loan exceeds the value of the underlying real estate properties, where GAAP net book value would reflect a negative equity value for such real estate properties, even if such loans are non-recourse. Third party appraisers may value our individual real estate assets using appraisal standards that deviate from market value standards under GAAP. The use of such appraisal standards may cause our NAV to deviate from GAAP fair value principles. We did not develop our valuation procedures with the intention of complying with fair value concepts under GAAP and, therefore, there could be differences between our fair values and the fair values derived from the principal market or most advantageous market concepts of establishing fair value under GAAP.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to redeem shares under our share redemption programs and our ability to suspend or terminate our share redemption programs at any time. Our NAV does not consider exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Please note that our NAV is not a representation, warranty or guarantee that: (1) we would fully realize our NAV upon a sale of our assets; (2) shares of our common stock would trade at our per share NAV on a national securities exchange; or (3) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

Funds from Operations (“FFO”)

We believe that FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expense. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that consists of net income (loss), calculated in accordance with GAAP, plus real estate-related depreciation and amortization and impairment of depreciable real estate, less gains (or losses) from dispositions of real estate held for investment purposes.

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Company-Defined FFO

As part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to FFO are common among REITs as companies seek to provide financial measures that meaningfully reflect the specific characteristics of their businesses. In addition to the NAREIT definition of FFO and other GAAP measures, we provide a Company-Defined FFO measure that we believe is helpful in assisting management and investors assess the sustainability of our operating performance. As described further below, our Company-Defined FFO presents a performance metric that adjusts for items that we do not believe to be related to our ongoing operations. In addition, these adjustments are made in connection with calculating certain of the Company’s financial covenants including its interest coverage ratio and fixed charge coverage ratio and therefore we believe this metric will help our investors better understand how certain of our lenders view and measure the financial performance of the Company and ultimately its compliance with these financial covenants. However, no single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity and results of operations.

Our Company-Defined FFO is derived by adjusting FFO for the following items: acquisition-related expenses and gains and losses associated with extinguishment of debt and financing commitments. Historically, Management has also adjusted FFO for certain other adjustments that did not occur in any of the periods presented, and are further described in Item 7 of Part 1 of our Annual Report on Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—How We Measure Our Performance.” Management’s evaluation of our future operating performance excludes these items based on the following economic considerations:

Acquisition-related expenses — For GAAP purposes, expenses associated with the acquisition of real property, including acquisition fees paid to our Advisor and gains or losses related to the change in fair value of contingent consideration related to the acquisition of real property, are recorded to earnings. We believe by excluding acquisition-related expenses, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance, because these types of expenses are directly correlated to our investment activity rather than our ongoing operating activity.

Gains and losses on extinguishment of debt and financing commitments — Losses on extinguishment of debt and financing commitments represent losses incurred as a result of the early retirement of debt obligations and breakage costs and fees incurred related to rate lock agreements with prospective lenders. Such losses may be due to dispositions of assets, the repayment of debt prior to its contractual maturity or the nonoccurrence of forecasted financings. Our management believes that any such losses are not related to our ongoing operations. Accordingly, we believe by excluding losses on extinguishment of debt and financing commitments, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance.

Gains and losses on derivatives — Gains and losses on derivatives represent the gains or losses on the fair value of derivative instruments that are not accounted for as hedges of the underlying financing transactions. Such gains and losses may be due to the nonoccurrence of forecasted financings or ineffectiveness due to changes in the expected terms of financing transactions. As these gains or losses relate to underlying long-term assets and liabilities, where we are not speculating or trading assets, our management believes that any such gains or losses are not reflective of our ongoing operations. Accordingly, we believe by excluding anticipated gains or losses on derivatives, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance.

We also believe that Company-Defined FFO allows investors and analysts to compare the performance of our portfolio with other REITs that are not currently affected by the adjusted items. In addition, as many other REITs adjust FFO to exclude the items described above, we believe that our calculation and reporting of Company-Defined FFO may assist investors and analysts in comparing our performance with that of other REITs. However, because Company-Defined FFO excludes items that are an important component in an analysis of our historical performance, such supplemental measure should not be construed as a complete historical performance measure and may exclude items that have a material effect on the value of our common stock.

Gross Investment Amount

The allocated gross basis of real property and debt related investments, after certain adjustments. Gross Investment Amount for real property (i) includes the effect of intangible lease liabilities, (ii) excludes accumulated depreciation and amortization on, and (iii) includes the impact of impairments. Amounts reported for debt related investments represent our net accounting basis of the debt investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums, and deferred charges, and (iii) allowances for loan loss.

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DEFINITIONS (continued)

Limitations of FFO and Company-Defined FFO

FFO (both NAREIT-defined and Company-Defined) is presented herein as a supplemental financial measure and has inherent limitations. We do not use FFO or Company-Defined FFO as, nor should they be considered to be, an alternative to net income (loss) computed under GAAP as an indicator of our operating performance, or as an alternative to cash from operating activities computed under GAAP, or as an indicator of liquidity or our ability to fund our short or long-term cash requirements, including distributions to stockholders. Management uses FFO and Company-Defined FFO as indications of our future operating performance and as a guide to making decisions about future investments. Our FFO and Company-Defined FFO calculations do not present, nor do we intend them to present, a complete picture of our financial condition and operating performance. In addition, other REITs may define FFO and an adjusted FFO metric differently and choose to treat impairment charges, acquisition-related expenses and potentially other accounting line items in a manner different from us due to specific differences in investment strategy or for other reasons; therefore, comparisons with other REITs may not be meaningful. Our Company-Defined FFO calculation is limited by its exclusion of certain items previously discussed, but we continuously evaluate our investment portfolio and the usefulness of our Company-Defined FFO measure in relation thereto. We believe that net income (loss) computed under GAAP remains the primary measure of performance and that FFO or Company-Defined FFO are only meaningful when they are used in conjunction with net income (loss) computed under GAAP. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and operating performance.

Specifically with respect to fees and expenses associated with the acquisition of real property, which are excluded from Company-Defined FFO, such fees and expenses are characterized as operational expenses under GAAP and included in the determination of net income (loss) and income (loss) from operations, both of which are performance measures under GAAP. The purchase of operating properties is a key strategic objective of our business plan focused on generating operating income and cash flow in order to fund our obligations and to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, these acquisition-related costs negatively impact our GAAP operating performance and our GAAP cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, such costs will then be paid from other sources of cash such as additional debt proceeds, operational earnings or cash flow, net proceeds from the sale of properties, or other ancillary cash flows. Among other reasons as previously discussed, the treatment of acquisition-related costs is a reason why Company-Defined FFO is not a complete indicator of our overall financial performance, especially during periods in which properties are being acquired. Note that, pursuant to our valuation policies, acquisition expenses result in an immediate decrease to our NAV.

FFO and Company-Defined FFO may not be useful performance measures as a result of the various adjustments made to net income for the charges described above to derive such performance measures. Specifically, we intend to operate as a perpetual-life vehicle and, as such, it is likely for our operating results to be negatively affected by certain of these charges in the future, specifically acquisition-related expenses, as it is currently contemplated as part of our business plan to acquire additional investment properties which would result in additional acquisition-related expenses. Any change in our operational structure would cause the non-GAAP measure to be re-evaluated as to the relevance of any adjustments included in the non-GAAP measure. As a result, we caution investors against using FFO or Company-Defined FFO to determine a price to earnings ratio or yield relative to our NAV.

Further, FFO or Company-Defined FFO is not comparable to the performance measure established by the Investment Program Association (the “IPA”), referred to as “modified funds from operations,” or “MFFO,” as MFFO makes further adjustments including certain mark-to-market items and adjustments for the effects of straight-line rent. As such, FFO and Company-Defined FFO may not be comparable to the MFFO of non-listed REITs that disclose MFFO in accordance with the IPA standard. More specifically, Company-Defined FFO has limited comparability to the MFFO and other adjusted FFO metrics of those REITs that do not intend to operate as perpetual-life vehicles as such REITs have a defined acquisition stage. Because we do not have a defined acquisition stage, we may continue to acquire real estate and real estate-related investments for an indefinite period of time. Therefore, Company-Defined FFO may not reflect our future operating performance in the same manner that the MFFO or other adjusted FFO metrics of a REIT with a defined acquisition stage may reflect its operating performance after the REIT had completed its acquisition stage.

Neither the Securities and Exchange Commission nor any other regulatory body, nor NAREIT, has adopted a set of standardized adjustments that includes the adjustments that we use to calculate Company-Defined FFO. In the future, the Securities and Exchange Commission or another regulatory body, or NAREIT, may decide to standardize the allowable adjustments across the non-listed REIT industry at which point we may adjust our calculation and characterization of Company-Defined FFO.

Net Operating Income (“NOI”) and NOI – Cash Basis

We also use NOI as a supplemental financial performance measure because NOI reflects the specific operating performance of our real properties and debt related investments and excludes certain items that are not considered to be controllable in connection with the management of each property, such as other-than-temporary impairment, gains and losses related to provisions for losses on debt related investments, gains or losses on derivatives, acquisition-related expenses, losses on extinguishment of debt and financing commitments, interest income, depreciation and amortization, general

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and administrative expenses, asset management fees, interest expense and noncontrolling interests. However, NOI should not be viewed as an alternative measure of our financial performance as a whole, since it does exclude such items that could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. “NOI – Cash Basis” is NOI after eliminating the effects of straight-lining of rent and the impact of above- and below-market lease amortization and other non-cash amortization adjustments to rental revenue.

Non-Recurring Capital Expenditures

We classify capital expenditures that significantly increase a property’s ability to generate additional revenues relative to our initial underwriting as non-recurring capital expenditures. Examples of such capital expenditures may include property expansions, renovations or other significant strategic upgrades. Conversely, we classify capital expenditures incurred to maintain a property’s ability to generate expected revenues as “recurring.” In addition, we also classify the following capital expenditures as non-recurring:

•	First Generation Leasing Costs: We classify capital expenditures incurred to lease spaces for which we have either (i) never had a tenant or (ii) we expected a vacancy of the leasable space within two years of acquisition as non-recurring capital expenditures.

•	Value-Add Acquisitions: We define a Value-Add Acquisition as a property that we acquire with one or more of the following characteristics: (i) existing vacancy equal to or in excess of 20%, (ii) short-term lease roll-over, typically during the first two years of ownership, that results in vacancy in excess of 20% when combined with the existing vacancy at the time of acquisition or (iii) significant capital improvement requirements in excess of 20% of the purchase price within the first two years of ownership. We classify any capital expenditures in Value-Add Acquisitions as non-recurring until the property reaches the earlier of (i) stabilization, which we define as 90% leased or (ii) five years after the date we acquire the property.

•	Other Acquisitions: For property acquisitions that do not meet the criteria to qualify as Value-Add Acquisitions, we classify all anticipated capital expenditures within the first year of ownership as non-recurring.

Same Store Properties

In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as “Same Store Properties.” “Same Store Properties” therefore exclude properties placed in-service, acquired, repositioned, or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as “in-service” for that property to be included in “Same Store Properties.” For the purposes of this supplement, our “Same Store Properties” include properties classified as held for sale in our annual financial statements at the end of the most recently completed period.

Valuation Procedures

We refer to our Valuation Procedures filed as Exhibit 99.1 to our Annual Report on Form 10-K as our “Valuation Procedures.”

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